SUB-ITEM 77M

                                    MERGERS

                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

INVESCO TAX-EXEMPT SECURITIES FUND TO INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

     On October 27, 2010, the Board of Trustees of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Tax-Exempt Securities Fund (the "Target Fund"), an investment portfolio of ATEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Municipal Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ATEF issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND TO INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

     On October 27, 2010, the Board of Trustees of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Insured Tax Free Income Fund (the "Target Fund"), an investment portfolio of ATEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Municipal Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ATEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO MUNICIPAL FUND TO INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND

     On October 27, 2010, the Board of Trustees of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Municipal Fund (the "Target Fund"), an investment portfolio of ATEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Intermediate Term Municipal Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ATEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively.

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                                                                    SUB-ITEM 77M

The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO NEW YORK TAX-FREE INCOME FUND TO INVESCO VAN KAMPEN NEW YORK TAX FREE INCOME FUND

     On October 27, 2010, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco New York Tax-Free Income Fund (the "Target Fund"), an investment portfolio of ACST, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen New York Tax Free Income Fund (the "Acquiring Fund"), an investment portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) ("ATEF") (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ATEF issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(g).